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                  SUBSIDIARIES OF WESTERN GAS RESOURCES, INC.


NAME OF SUBSIDIARY                         RELATIONSHIP
------------------                         ------------
1)  MIGC, Inc.                             Wholly-owned subsidiary of Western
                                           Gas Resources, Inc.

2)  MGTC, Inc.                             Wholly-owned subsidiary of MIGC, Inc.

3)  Western Gas Resources - Texas, Inc.    Wholly-owned subsidiary of Western
                                           Gas Resources, Inc.

4)  Williston Gas Company                  50%-owned joint venture of Western
                                           Gas Resources, Inc.

5)  Western Gas Resources Storage, Inc.    Wholly-owned subsidiary of Western
                                           Gas Resources, Inc.

6)  Centre Court Travel                    Wholly-owned subsidiary of Western
                                           Gas Resources, Inc.

7)  Rising Star Pipeline Corporation       Wholly-owned subsidiary of Western
                                           Gas Resources, Inc.

8)  Setting Sun Pipeline Corporation       Wholly-owned subsidiary of Western
                                           Gas Resources, Inc.

9)  Western Gas Resources -                Wholly-owned subsidiary of Western
    Louisiana, Inc.                        Gas Resources, Inc.

10) Western Gas Resources - Oklahoma,      Wholly-owned subsidiary of Western
    Inc.                                   Gas Resources, Inc.

11) Westana Gathering Company              A general partnership with Western
                                           Gas Resources, Inc. as general
                                           partner

12) Mountain Gas Resources, Inc.           Wholly-owned subsidiary of Western
                                           Gas Resources, Inc.

13) Mountain Gas Transportation, Inc.      Wholly-owned subsidiary of Mountain
                                           Gas Resources, Inc.

14) Green River Gathering Company          A general partnership between
                                           Western Gas Resources, Inc. and
                                           Mountain Gas Resources, Inc.

15) Western Gas Resources Power            Wholly-owned subsidiary of Western
    Marketing, Inc.                        Gas Resources, Inc.

                                      65

                                                                    Exhibit 21.1